Exhibit 99.1

AMERICAN REALTY CAPITAL TRUST IV, INC.

INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

Page
Consolidated Balance Sheets as of September 30, 2013 (Unaudited) and December 31, 2012	3
Consolidated Statements of Operations and Comprehensive Loss for the Three Months Ended September 30, 2013 and 2012, the Nine Months Ended September 30, 2013 and the Period from February 14, 2012 (date of inception) to September 30, 2012 (Unaudited)	4
Consolidated Statement of Changes in Equity for the Nine Months Ended September 30, 2013 (Unaudited)	5
Consolidated Statements of Cash Flows for the Nine Months Ended September 30, 2013 and for the Period from February 14, 2012 (date of inception) to September 30, 2012 (Unaudited)	6
Notes to Consolidated Financial Statements (Unaudited)	7

AMERICAN REALTY CAPITAL TRUST IV, INC.

CONSOLIDATED BALANCE SHEETS

(In thousands, except share and per share data)

	September 30, 2013	December 31, 2012
	(Unaudited)
ASSETS
Real estate investments, at cost:
Land	$494,330	$13,365
Buildings, fixtures and improvements	1,429,122	54,483
Acquired intangible lease assets	221,663	8,930
Total real estate investments, at cost	2,145,115	76,778
Less: accumulated depreciation and amortization	(30,941)	(305)
Total real estate investments, net	2,114,174	76,473
Cash and cash equivalents	37,745	135,702
Derivatives, at fair value	28	—
Investments in direct financing leases, net	17,954	—
Prepaid expenses and other assets	15,111	295
Receivable for issuances of common stock	—	4,273
Deferred costs, net	14,311	—
Total assets	$2,199,323	$216,743

LIABILITIES AND EQUITY
Mortgage notes payable	$2,124	$—
Senior secured credit facility	710,000	—
Accounts payable and accrued expenses	11,546	1,516
Deferred rent and other liabilities	2,901	58
Distributions payable	9,810	1,159
Total liabilities	736,381	2,733
Preferred stock, $0.01 par value per share, 50,000,000 authorized, none issued and outstanding	—	—
Common stock, $0.01 par value per share, 300,000,000 shares authorized, 71,105,517 and 10,378,736 shares issued and outstanding at September 30, 2013 and December 31, 2012, respectively	711	104
Additional paid-in capital	1,555,612	218,404
Accumulated other comprehensive income	28	—
Accumulated deficit	(121,392)	(4,498)
Total stockholders' equity	1,434,959	214,010
Non-controlling interests	27,983	—
Total equity	1,462,942	214,010
Total liabilities and equity	$2,199,323	$216,743

The accompanying notes are an integral part of these statements.

AMERICAN REALTY CAPITAL TRUST IV, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(In thousands, except share and per share data)

(Unaudited)

	Three Months Ended September 30, 2013	Three Months Ended September 30, 2012	Nine Months Ended September 30, 2013	Period from February 14, 2012 (date of inception) to September 30, 2012
Revenues:
Rental income	$33,054	$1	$45,102	$1
Direct financing lease income	224	—	224	—
Operating expense reimbursements	1,093	—	1,727	—
Total revenues	34,371	1	47,053	1

Operating expenses:
Property operating	1,341	—	2,107	—
Merger and other transaction related	2,122	—	3,835	—
Acquisition and transaction related	25,713	55	52,603	55
General and administrative	822	64	2,214	99
Depreciation and amortization	23,030	—	30,620	—
Total operating expenses	53,028	119	91,379	154
Operating loss	(18,657)	(118)	(44,326)	(153)
Other income (expense):
Interest expense	(3,054)	—	(3,240)	—
Income from investments	39	—	1,798	—
Other income, net	44	—	463	—
Loss on sale of investment securities	(2,246)	—	(2,246)	—
Total other income	(5,217)	—	(3,225)	—
Net loss	(23,874)	(118)	(47,551)	(153)
Net loss attributable to non-controlling interests	260	—	415	—
Net loss attributable to stockholders	$(23,614)	$(118)	$(47,136)	$(153)

Other comprehensive income (loss):
Designated derivatives, fair value adjustment	(13)	—	28	—
Comprehensive loss attributable to stockholders	$(23,627)	$(118)	$(47,108)	$(153)

Basic and diluted weighted-average shares outstanding	71,099,644	48,285	56,474,396	27,381
Basic and diluted net loss per share attributable to stockholders	$(0.33)	$(2.44)	$(0.83)	$(5.59)

The accompanying notes are an integral part of these statements.

AMERICAN REALTY CAPITAL TRUST IV, INC.

CONSOLIDATED STATEMENT OF CHANGES IN EQUITY

For the Nine Months Ended September 30, 2013

(In thousands, except share data)

(Unaudited)

	Common Stock
	Number of Shares	Par Value	Additional Paid-in Capital	Accumulated Other Comprehensive Income	Accumulated Deficit	Total Stockholders' Equity	Non-Controlling Interests	Total Equity
Balance, December 31, 2012	10,378,736	$104	$218,404	$—	$(4,498)	$214,010	$—	$214,010
Issuances of common stock	59,861,131	598	1,477,227	—	—	1,477,825	—	1,477,825
Common stock offering costs, commissions and dealer manager fees	—	—	(160,463)	—	—	(160,463)	—	(160,463)
Common stock issued through distribution reinvestment plan	870,399	9	20,664	—	—	20,673	—	20,673
Common stock repurchases	(9,549)	—	(238)	—	—	(238)		(238)
Share-based compensation	4,800	—	18	—	—	18	—	18
Distributions declared	—	—	—	—	(69,758)	(69,758)	—	(69,758)
Contributions from non-controlling interest holders	—	—	—	—	—	—	29,008	29,008
Distributions to non-controlling interest holders	—	—	—	—	—	—	(610)	(610)
Net loss	—	—	—	—	(47,136)	(47,136)	(415)	(47,551)
Other comprehensive income	—	—	—	28	—	28	—	28
Balance, September 30, 2013	71,105,517	$711	$1,555,612	$28	$(121,392)	$1,434,959	$27,983	$1,462,942

The accompanying notes are an integral part of this statement.

AMERICAN REALTY CAPITAL TRUST IV, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	Nine Months Ended September 30, 2013	Period from February 14, 2012 (date of inception) to September 30, 2012
Cash flows from operating activities:
Net loss	$(47,551)	$(153)
Adjustment to reconcile net loss to net cash used in operating activities:
Depreciation	24,798	—
Amortization of intangible lease assets	5,822	—
Amortization of deferred financing costs	865	—
Amortization of above-market lease assets	16	—
Share-based compensation	18	4
Loss on sale of investments	2,246	—
Changes in assets and liabilities:
Investment in direct financing leases	46	—
Prepaid expenses and other assets	(8,432)	(54)
Due from affiliate	(4,105)	—
Accounts payable and accrued expenses	11,251	9
Deferred rent and other liabilities	2,843	—
Net cash used in operating activities	(12,183)	(194)
Cash flows from investing activities:
Investments in real estate and other assets	(2,068,337)	(1,125)
Investments in direct financing leases	(18,000)	—
Deposits for real estate acquisitions	(2,279)	—
Payments for purchase of investment securities	(69,460)	—
Proceeds from sale of investment securities	67,214	—
Net cash used in investing activities	(2,090,862)	(1,125)
Cash flows from financing activities:
Proceeds from mortgage notes payable	2,124	—
Proceeds from senior secured credit facility	710,000	—
Payments of deferred financing costs	(15,176)	—
Common stock repurchases	(177)	—
Proceeds from issuances of common stock	1,482,098	8,041
Payments of offering costs and fees related to stock issuances	(161,369)	(1,049)
Distributions paid	(40,599)	—
(Payments to) advances from affiliates, net	(376)	376
Contributions from non-controlling interests holders	29,008	—
Distributions to non-controlling interests holders	(445)	—
Net cash provided by financing activities	2,005,088	7,368
Net change in cash and cash equivalents	(97,957)	6,049
Cash and cash equivalents, beginning of period	135,702	—
Cash and cash equivalents, end of period	$37,745	$6,049

Supplemental Disclosures:
Cash paid for interest	$2,306	$—
Cash paid for taxes	271	—

Non-Cash Financing Activities:
Common stock issued through distribution reinvestment plan	$20,673	$—

The accompanying notes are an integral part of these statements.

AMERICAN REALTY CAPITAL TRUST IV, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2013

(Unaudited)

Note 1 — Organization

American Realty Capital Trust IV, Inc. (the "Company"), incorporated on February 14, 2012, is a Maryland corporation that qualified as a real estate investment trust ("REIT") for U.S. federal income tax purposes beginning with the taxable year ended December 31, 2012. On June 8, 2012, the Company commenced its initial public offering (the "IPO") on a "reasonable best efforts" basis of up to 60.0 million shares of common stock, $0.01 par value per share, at a price of $25.00 per share, subject to certain volume and other discounts, pursuant to a registration statement on Form S-11, as amended (File No. 333-180274) (the "Registration Statement"), filed with the U.S. Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended. The Registration Statement also covered up to 10.0 million shares of common stock pursuant to a distribution reinvestment plan (the "DRIP") under which the Company's common stockholders were able to elect to have their distributions reinvested in additional shares of the Company's common stock.

Until the first quarter following the Company's acquisition of at least $1.2 billion in total portfolio assets, the per share purchase price in the IPO will be up to $25.00 per share (including the maximum allowed to be charged for commissions and fees), and shares issued pursuant to the DRIP will initially be equal to $23.75 per share, which is 95.0% of the initial offering price in the IPO. Thereafter, the per share purchase price will vary quarterly and will be equal to the Company's net asset value ("NAV") per share plus applicable commissions and fees, and the per share purchase price in the DRIP will be equal to NAV per share.

In light of the Company’s entry into the Agreement and Plan of Merger with American Realty Capital Properties, Inc., a Maryland corporation ("ARCP"), and ARCP’s offered per share consideration (as described below in Note 2 — Pending Merger Agreement), the Company has determined that calculation of NAV has been unnecessary to date. The Company did not calculate NAV or use a consultant for real estate valuation purposes for the quarter ended September 30, 2013. In the event the merger of the Company and ARCP does not occur, the Company expects to commence the process to begin calculating NAV.

As of March 26, 2013, the Company had issued the entire 60.0 million shares of common stock registered in connection with its IPO, and as permitted, reallocated the remaining 10.0 million DRIP shares of common stock, available under the Registration Statement, to the primary offering. Concurrent with such reallocation, on March 26, 2013, the Company registered an additional 10.0 million shares to be issued under the DRIP (as amended to include a direct stock purchase component) pursuant to a registration statement on Form S-3, as amended (File No. 333-187552). On April 15, 2013, the Company closed its IPO following the successful achievement of its target equity raise of $1.7 billion, including proceeds from shares of common stock issued pursuant to the DRIP reallocated to the primary offering. On July 1, 2013, the Company's board of directors voted to suspend the Company’s DRIP, in accordance with the terms of the DRIP. As of September 30, 2013, the Company had 71.1 million shares of common stock outstanding, including unvested restricted shares and shares issued pursuant to the DRIP, and had received total proceeds of $1.8 billion, including proceeds from shares issued pursuant to the DRIP. As of September 30, 2013, the aggregate value of all the common stock outstanding was $1.8 billion, based on a per share value of $25.00 (or $23.75 for shares issued pursuant to the DRIP).

The Company was formed to primarily acquire a diversified portfolio of commercial properties, comprised primarily of freestanding single-tenant properties that are net leased to investment grade and other creditworthy tenants. All such properties may be acquired and operated by the Company alone or jointly with another party. The Company may also originate or acquire first mortgage loans secured by real estate on single-tenant net leased properties. The Company purchased its first property and commenced active operations in September 2012. As of September 30, 2013, the Company owned 1,203 properties with an aggregate purchase price of $2.2 billion, comprised of 9.2 million rentable square feet which were 100.0% leased.

AMERICAN REALTY CAPITAL TRUST IV, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2013

(Unaudited)

Substantially all of the Company's business is conducted through American Realty Capital Operating Partnership IV, L.P. (the "OP"), a Delaware limited partnership. The Company is the sole general partner and holds 98.3% of the units of limited partner interests in the OP ("OP Units"). American Realty Capital Trust IV Special Limited Partner, LLC (the "Special Limited Partner"), an entity wholly owned by AR Capital, LLC (the "Sponsor"), contributed $2,000 to the OP in exchange for 88 OP Units, which represents a nominal percentage of the aggregate OP ownership, and was admitted as a limited partner of the OP. During the nine months ended September 30, 2013, the Company, the OP and unaffiliated third party investors entered into contribution agreements pursuant to which the OP issued, in the aggregate, 1,215,207 OP Units, or 1.7% of the aggregate equity interest in the OP, in exchange for $29.0 million of aggregate cash contributions by the unaffiliated third party investors to the OP. After holding the OP Units for a period of one year, or upon the liquidation of the OP or sale of substantially all of the assets of the OP, holders of the OP Units have the right to convert OP Units for the cash value of a corresponding number of shares of common stock or, at the option of the OP, a corresponding number of shares of the Company's common stock, in accordance with the limited partnership agreement of the OP. The remaining rights of the limited partner interests are limited, however, and do not include the ability to replace the general partner or to approve the sale, purchase or refinancing of the OP's assets.

The Company has no employees. American Realty Capital Advisors IV, LLC (the "Advisor") has been retained to manage the Company's affairs on a day-to-day basis. American Realty Capital Properties IV, LLC (the "Property Manager") serves as the Company's property manager. Realty Capital Securities, LLC (the "Dealer Manager") serves as the dealer manager of the IPO. The Advisor and Property Manager are wholly owned subsidiaries of, and the Dealer Manager is under common ownership with, the Sponsor, as a result of which they are related parties and each of which has received or may receive compensation, fees and other expense reimbursements for services related to the IPO and for the investment and management of the Company's assets. Such entities have received or may receive fees during the offering, acquisition, operational and liquidation stages.

Note 2 — Pending Merger Agreement

On July 1, 2013, the Company entered into an Agreement and Plan of Merger, as amended on October 6, 2013 and October 11, 2013 (the "Merger Agreement"), with ARCP and certain subsidiaries of each company. The Merger Agreement provides for the merger of the Company with and into a subsidiary of ARCP (the "Merger").

Pursuant to the terms and subject to the conditions set forth in the Merger Agreement, at the effective time of the Merger, each outstanding share of common stock of the Company will be exchanged for (i) $9.00 to be paid in cash plus (ii) 0.5190 shares of ARCP's common stock, par value $0.01 per share, and (iii) 0.5937 shares of a series of ARCP preferred stock designated as Series F Cumulative Redeemable Preferred Stock (“ARCP Series F Preferred Stock”), par value $0.01 per share (the "Exchange Ratio").

The ARCP Series F Preferred Stock will not be redeemable by ARCP before the fifth anniversary of the date on which such ARCP Series F Preferred Stock is issued (the “Initial Redemption Date”), except under circumstances intended to preserve ARCP's status as a real estate investment trust for federal and/or state income tax purposes and except upon the occurrence of a change of control of ARCP. On and after the Initial Redemption Date, ARCP may, at its option, redeem shares of the Series F Preferred Stock, in whole or from time to time in part, at a redemption price of $25.00 per share plus, subject to exceptions, any accrued and unpaid dividends thereon to the date fixed for redemption. The shares of ARCP Series F Preferred Stock have no stated maturity, are not subject to any sinking fund or mandatory redemption and will remain outstanding indefinitely unless ARCP redeems or otherwise repurchases them or they become convertible and are converted into common stock of ARCP (or, if applicable, alternative consideration).

In addition, in connection with the merger of the OP into ARC Properties Operating Partnership, L.P. (the "ARCP OP"), each OP Unit, other than OP Units held by the Special Limited Partner and the Advisor, will be automatically converted into (i) $9.00 in cash plus (ii) 0.5190 of a limited partnership interest in the ARCP OP (an "ARCP OP Unit") and (iii) 0.5937 of a partnership unit of the ARCP OP designated as Series F Preferred Units, each Converted Company Unit (as defined in the Merger Agreement) will be automatically converted into 2.3961 ARCP OP Units and each limited partnership interest of the OP designated as a "Class B Unit" (as defined in Note 13 — Related Party Transactions and Arrangements) that was not converted into OP Units immediately prior to the consummation of the merger of the OP into the ARCP OP will be automatically converted into 2.3961 of performance-based restricted partnership units of the ARCP OP designated as "Class B Units". In addition, all of the unvested restricted common stock of the Company outstanding on the date of the Merger will become fully vested and will be exchanged for shares of ARCP's common stock based on the Exchange Ratio.

AMERICAN REALTY CAPITAL TRUST IV, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2013

(Unaudited)

In connection with the Merger, Advisor has agreed to waive a portion of the real estate commissions contractually due from the sale of properties in an amount equal to the lesser of (i) 2.0% of the sales price of the properties and (ii) one-half of the competitive real estate commissions if a third party broker is also involved. The Advisor and the Company agreed that the Advisor will be entitled to a reduced real estate commission of $8.4 million.

The Special Limited Partner will be entitled to subordinated distributions of net sales proceeds in an amount estimated to be approximately $68.3 million, assuming an implied price of ARCP's common stock of $13.50 per share upon the Merger. Such subordinated distributions of net sales proceeds will be payable in the form of OP Units that will automatically convert into ARCP OP Units upon consummation of the Merger and will be subject to a minimum one-year holding period before being exchangeable into ARCP's common stock. The actual amount of consideration to be paid for subordinated distributions of net sales proceeds will be based, in part, on the market price of ARCP's common stock on the date of the Merger and will not be known until the Merger date.

The Merger is expected to close in the fourth quarter of 2013. However, as of the filing of this Quarterly Report on Form 10-Q, the consummation of the Merger has not yet occurred and, although the Company believes that the completion of the Merger is probable, the closing of the Merger is subject to a vote by common stockholders of the Company and other customary conditions, and therefore there can be no assurance that the Merger will be consummated. Accordingly, the Company cannot assure that the Merger will be completed based on the terms of the Merger or at all.

Note 3 — Summary of Significant Accounting Policies

The accompanying consolidated financial statements of the Company included herein were prepared in accordance with accounting principles generally accepted in the United States of America ("GAAP") for interim financial information and with the instructions to this Quarterly Report on Form 10-Q and Article 10 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by GAAP for complete financial statements. The information furnished includes all adjustments and accruals of a normal recurring nature, which, in the opinion of management, are necessary for a fair presentation of results for these interim periods. All intercompany accounts and transactions have been eliminated in consolidation. The results of operations for the three and nine months ended September 30, 2013 are not necessarily indicative of the results for the entire year or any subsequent interim period.

These consolidated financial statements should be read in conjunction with the audited consolidated financial statements and notes thereto as of December 31, 2012 and for the period from February 14, 2012 (date of inception) to December 31, 2012, which are included in the Company's Annual Report on Form 10-K filed with the SEC on March 8, 2013. There have been no significant changes to the Company's significant accounting policies during the nine months ended September 30, 2013 other than the updates described below.

Reclassification

Certain reclassifications have been made to the prior period consolidated financial statements to conform to the current period presentation.

Investment in Direct Financing Leases

The Company has acquired certain properties that are subject to leases that qualify as direct financing leases in accordance with GAAP due to the significance of the lease payments from the inception of the leases compared to the fair value of the property. Investments in direct financing leases represent the fair value of the remaining lease payments on the leases and the estimated fair value of any expected residual property value at the end of the lease term. The fair value of the remaining lease payments is estimated using a discounted cash flow based on interest rates that would represent the Company's incremental borrowing rate for similar types of debt. The expected residual property value at the end of the lease term is estimated using market data and assessments of the remaining useful lives of the properties at the end of the lease terms, among other factors. Income from direct financing leases is calculated using the effective interest method over the remaining term of the lease.

AMERICAN REALTY CAPITAL TRUST IV, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2013

(Unaudited)

Contingent Rental Income

The Company owns certain properties with leases that include provisions for the tenant to pay contingent rental income based on a percent of the tenants sales upon the achievement of certain sales thresholds or other targets which may be monthly, quarterly or annual targets. As the lessor to the aforementioned leases, the Company defers the recognition of contingent rental income, until the specified target that triggered the contingent rental income is achieved, or until such sales upon which percentage rent is based are known. Contingent rental income is included in rental income on the accompanying consolidated statements of operations.

Recently Issued Accounting Pronouncements

In December 2011, the Financial Accounting Standards Board ("FASB") issued guidance regarding disclosures about offsetting assets and liabilities, which requires entities to disclose information about offsetting and related arrangements to enable users of its financial statements to understand the effect of those arrangements on its financial position. The guidance is effective for fiscal years and interim periods beginning on or after January 1, 2013 with retrospective application for all comparative periods presented. The adoption of this guidance, which is related to disclosure only, did not have a material impact on the Company's consolidated financial position, results of operations or cash flows.

In July 2012, the FASB issued revised guidance intended to simplify how an entity tests indefinite-lived intangible assets for impairment. The amendments will allow an entity first to assess qualitative factors to determine whether it is necessary to perform a quantitative impairment test. An entity will no longer be required to calculate the fair value of an indefinite-lived intangible asset and perform the quantitative test unless the entity determines, based on a qualitative assessment, that it is more likely than not that its fair value is less than its carrying amount. The amendments are effective for annual and interim indefinite-lived intangible asset impairment tests performed for fiscal years beginning after September 15, 2012. Early adoption is permitted. The adoption of this guidance did not have a material impact on the Company's consolidated financial position, results of operations or cash flows.

In February 2013, the FASB issued guidance which requires an entity to provide information about the amounts reclassified out of accumulated other comprehensive income by component. The guidance is effective for annual and interim periods beginning after December 15, 2012 with early adoption permitted. The adoption of this guidance, which is related to disclosure only, did not have a material impact on the Company's consolidated financial position, results of operations or cash flows.

In February 2013, the FASB issued guidance clarifying the accounting and disclosure requirements for obligations resulting from joint and several liability arrangements for which the total amount under the arrangement is fixed at the reporting date. The new guidance is effective for fiscal years, and interim periods within those fiscal years, beginning on or after December 15, 2013. The Company does not expect the adoption of this guidance to have a material impact on the Company's consolidated financial position, results of operations or cash flows.

AMERICAN REALTY CAPITAL TRUST IV, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2013

(Unaudited)

Note 4 — Real Estate Investments

The following table presents the allocation of assets acquired and liabilities assumed during the nine months ended September 30, 2013 and the period from February 14, 2012 (date of inception) to September 30, 2012:

(Dollar amounts in thousands)	Nine Months Ended September 30, 2013 (1)	Period from February 14, 2012 (date of inception) to September 30, 2012
Real estate investments, at cost:
Land	$480,965	$145
Buildings, fixtures and improvements	1,374,639	820
Total tangible assets	1,855,604	965
Acquired intangibles:
In-place leases	212,733	160
Total assets acquired, net	2,068,337	1,125
Cash paid for acquired real estate investments, at cost	$2,068,337	$1,125
Number of properties purchased	1,142	1

_____________________

(1)	Excludes 12 properties comprised of $18.0 million of net investments subject to direct financings leases acquired from certain affiliates of GE Capital Corp.

Land, buildings, fixtures and improvements, in-place lease intangibles and investments in direct financing leases include $1.4 billion, comprised of $369.8 million, $862.7 million, $131.5 million and $18.0 million, respectively, provisionally assigned to each class of asset, pending receipt of the final appraisals and other information being prepared by a third-party specialist.

The following table reflects the number and related purchase prices of properties acquired during the period from February 14, 2012 (date of inception) to December 31, 2012 and for nine months ended September 30, 2013:

Portfolio	Number of Properties	Base Purchase Price (1)
		(In thousands)
Period from February 14, 2012 (date of inception) to December 31, 2012	49	$76,778
Nine months ended September 30, 2013 (2)	1,154	2,086,104
Total portfolio as of September 30, 2013 (2)	1,203	$2,162,882

_____________________

(1)	Contract purchase price, excluding acquisition related costs.

(2)	Includes 12 properties comprised of $18.0 million of net investments subject to direct financings leases acquired from certain affiliates of GE Capital Corp.

The following table presents unaudited pro forma information as if the acquisitions during the nine months ended September 30, 2013 had been consummated on February 14, 2012 (date of inception). Additionally, the unaudited pro forma net income (loss) was adjusted to reclassify acquisition and transaction related expense of $52.6 million from the nine months ended September 30, 2013 to the period from February 14, 2012 (date of inception) to September 30, 2012:

(In thousands)	Nine Months Ended September 30, 2013	Period from February 14, 2012 (date of inception) to September 30, 2012
Pro forma revenues	$122,102	$26,875
Pro forma net income (loss) attributable to stockholders	$25,633	$(43,394)

AMERICAN REALTY CAPITAL TRUST IV, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2013

(Unaudited)

The following table presents future minimum base rent payments on a cash basis due to the Company over the next five years and thereafter for the properties the Company owned as of September 30, 2013. These amounts exclude contingent rent payments, as applicable, that may be collected from certain tenants based on provisions related to sales thresholds and increases in annual rent based on exceeding certain economic indexes among other items.

(In thousands)	Future Minimum Base Rent Payments (1)
October 1, 2013 to December 31, 2013	$36,181
2014	143,481
2015	141,743
2016	141,022
2017	138,476
Thereafter	1,198,185
$1,799,088

_____________________

(1)	12 properties are subject to direct financing leases and therefore in accordance with GAAP, revenue is recognized as direct financing lease income on the discounted cash flows of the lease payments. The above amounts include the cash rent on these 12 properties.

The following table lists the tenants whose annualized rental income on a straight-line basis represented at least 10.0% of total annualized rental income for all portfolio properties on a straight-line basis as of September 30, 2013 and 2012.

	September 30,
Tenant	2013	2012
Dollar General Corporation	*	100.0%

_____________________

* Tenants annualized rental income on a straight-line basis was not greater than 10.0% of total annualized rental income for all portfolio properties as of the period specified.

The termination, delinquency or non-renewal of leases by the above tenant may have a material adverse effect on revenues. No other tenant represents at least 10.0% of annualized rental income on a straight-line basis as of September 30, 2013 and 2012.

The following table lists the states where the Company has concentrations of properties where annualized rental income on a straight-line basis represented at least 10.0% of consolidated annualized rental income on a straight-line basis as of September 30, 2013 and 2012.

State	September 30, 2013	September 30, 2012
Florida	15.0%	*
Texas	10.4%	100.0%

_____________________

* State's annualized rental income on a straight-line basis was not greater than 10.0% of total annualized rental income for all portfolio properties as of the period specified.

The Company did not own properties in any other state that in total represented at least 10.0% of annualized rental income on a straight-line basis as of September 30, 2013 and 2012.

AMERICAN REALTY CAPITAL TRUST IV, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2013

(Unaudited)

Note 5 — Senior Secured Credit Facility

On June 18, 2013, the Company, through the OP, entered into a credit agreement (the "Credit Agreement") with Regions Bank, JPMorgan Chase Bank, N.A., Bank of America, N.A., Wells Fargo Bank, National Association and RBS Citizens, N.A (collectively, the "Lenders") relating to a $750.0 million senior secured credit facility (the "Credit Facility"). Regions Bank acts as the administrative agent (the "Administrative Agent") and J.P. Morgan Securities LLC acts as joint lead arranger for the Credit Facility.

The Credit Facility contains a $300.0 million term loan facility and a $450.0 million revolving credit facility. The Credit Facility contains an "accordion" feature to allow the Company, under certain circumstances, to increase the aggregate commitments under the Credit Facility up to $1.5 billion.

Initially, loans under the Credit Facility will be priced at their applicable rate plus 1.60% - 2.20%, based on the Company's current leverage. To the extent that the Company receives an investment grade credit rating as determined by a major credit rating agency, at the Company's election, revolving loans under the Credit Facility will be priced at their applicable rate plus 0.90% - 1.75% and term loans will be priced at their applicable rate plus 1.15% - 2.00%, based upon the Company's then-current investment grade credit rating.

The Credit Facility provides for monthly interest payments. If an event of default under the Credit Facility occurs and is continuing, the Administrative Agent, at the request of or with the consent of lenders holding at least a majority of the loans and commitments under the Credit Facility, has the right to terminate the commitments under the Credit Facility and to accelerate the payment of any unpaid principal amount of all outstanding loans, all interest accrued thereon and all other amounts owing or payable under the Credit Facility. The Company guarantees the obligations under the Credit Facility. The revolving credit facility will terminate on June 18, 2017, unless extended, and the term loan facility will terminate on June 18, 2018. The Company may prepay its borrowings under the Credit Facility and, to the extent that commitments are unused under the Credit Facility, the borrower will incur an unused fee. The Company is required to be in compliance with a property-related borrowing base as a condition to the borrowing of revolving loans and issuance of letters of credit under the Credit Facility.

Bank of America, N.A. is an affiliate of Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch"), the advisor engaged by the Company in May 2013 to provide strategic advisory services to the Company in connection with the Company's evaluation of its strategic alternatives and acted as the Company's financial advisor in connection with the Merger. Merrill Lynch will receive an advisory fee in connection with providing such services to the Company.

As of September 30, 2013, the Company had $710.0 million outstanding under the Credit Facility. The effective annualized interest rate on the Credit Facility was 1.79% as of September 30, 2013. The Company had $40.0 million of unused borrowing capacity under the Credit Facility as of September 30, 2013.

The Credit Facility requires the Company to meet certain financial covenants, including the maintenance of certain financial ratios (such as specified debt to equity and debt service coverage ratios) as well as the maintenance of a minimum net worth. As of September 30, 2013, the Company was in compliance with the financial covenants under the Credit Agreement.

Note 6 — Mortgage Notes Payable

On April 12, 2013, the Company entered into two mortgage notes payable with Bank of Texas comprised of a $0.5 million mortgage note that encumbers one Dollar General property and a $1.6 million mortgage note that encumbers one CVS property. Each mortgage note has a five-year term with an effective interest rate of 3.44%, which is fixed through the use of an interest rate hedging instrument. Each mortgage note requires monthly payments of interest with the principal due at maturity in April 2018.

The Company's mortgage notes payable agreements require the compliance of certain property-level financial covenants including debt service coverage ratios. As of September 30, 2013, the Company was in compliance with the financial covenants under the mortgage loan agreements.

AMERICAN REALTY CAPITAL TRUST IV, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2013

(Unaudited)

Note 7 — Investment Securities

During the third quarter of 2013, the Company sold all of its investments in redeemable preferred stock, senior notes and common stock with a cost basis of $69.4 million for $67.2 million resulting in a loss on sale of $2.2 million. The Company did not have any remaining investments as of September 30, 2013 and no such investments as of December 31, 2012.

Note 8 — Fair Value of Financial Instruments

The Company determines fair value based on quoted prices when available or through the use of alternative approaches, such as discounting the expected cash flows using market interest rates commensurate with the credit quality and duration of the investment. This alternative approach also reflects the contractual terms of the derivatives, including the period to maturity, and uses observable market-based inputs, including interest rate curves and implied volatilities. The guidance defines three levels of inputs that may be used to measure fair value:

Level 1 — Quoted prices in active markets for identical assets and liabilities that the reporting entity has the ability to access at the measurement date.

Level 2 — Inputs other than quoted prices included within Level 1 that are observable for the asset and liability or can be corroborated with observable market data for substantially the entire contractual term of the asset or liability.

Level 3 — Unobservable inputs that reflect the entity's own assumptions about the assumptions that market participants would use in the pricing of the asset or liability and are consequently not based on market activity, but rather through particular valuation techniques.

The determination of where an asset or liability falls in the hierarchy requires significant judgment and considers factors specific to the asset or liability. In instances where the determination of the fair value measurement is based on inputs from different levels of the fair value hierarchy, the level in the fair value hierarchy within which the entire fair value measurement falls is based on the lowest level input that is significant to the fair value measurement in its entirety. The Company evaluates its hierarchy disclosures each quarter and depending on various factors, it is possible that an asset or liability may be classified differently from quarter to quarter. However, the Company expects that changes in classifications between levels will be rare.

Although the Company has determined that the majority of the inputs used to value its derivatives fall within Level 2 of the fair value hierarchy, the credit valuation adjustments associated with those derivatives utilize Level 3 inputs, such as estimates of current credit spreads to evaluate the likelihood of default by the Company and its counterparties. However, as of September 30, 2013, the Company has assessed the significance of the impact of the credit valuation adjustments on the overall valuation of its derivative positions and has determined that the credit valuation adjustments are not significant to the overall valuation of the Company's derivatives. As a result, the Company has determined that its derivative valuations in their entirety are classified in Level 2 of the fair value hierarchy.

The valuation of derivative instruments is determined using a discounted cash flow analysis on the expected cash flows of each derivative. This analysis reflects the contractual terms of the derivatives, including the period to maturity, as well as observable market-based inputs, including interest rate curves and implied volatilities. In addition, credit valuation adjustments, are incorporated into the fair values to account for the Company's potential nonperformance risk and the performance risk of the counterparties.

AMERICAN REALTY CAPITAL TRUST IV, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2013

(Unaudited)

The following table presents information about the Company's assets and liabilities (including derivatives that are presented net) measured at fair value on a recurring basis as of September 30, 2013, aggregated by the level in the fair value hierarchy within which those instruments fall. There were no assets or liabilities measured at fair value on a recurring basis as of December 31, 2012:

(In thousands)	Quoted Prices in Active Markets Level 1	Significant Other Observable Inputs Level 2	Significant Unobservable Inputs Level 3	Total
Interest rate swaps	$—	$28	$—	$28

A review of the fair value hierarchy classification is conducted on a quarterly basis. Changes in the type of inputs may result in a reclassification for certain assets. There were no transfers between Level 1 and Level 2 of the fair value hierarchy during the nine months ended September 30, 2013.

The Company is required to disclose the fair value of financial instruments for which it is practicable to estimate that value. The fair value of short-term financial instruments such as cash and cash equivalents, restricted cash, other receivables, accounts payable and distributions payable approximates their carrying value on the consolidated balance sheets due to their short-term nature. The fair values of the Company's remaining financial instruments that are not reported at fair value on the consolidated balance sheet as of September 30, 2013 are reported below. The Company did not have any financial instruments that require such fair value disclosure as of December 31, 2012:

		Carrying Amount at	Fair Value at
(In thousands)	Level	September 30, 2013	September 30, 2013
Mortgage notes payable	3	$2,124	$2,079
Senior secured credit facility	3	$710,000	$710,000

The fair value of mortgage notes payable is obtained by calculating their present values at current market rates. The terms of the Credit Facility, which take into account the Company's leverage ratio, are considered commensurate with market, and as such, the outstanding balance on the facility approximates fair value.

Note 9 — Derivatives and Hedging Activities

Risk Management Objective of Using Derivatives

The Company may use derivative financial instruments, including interest rate swaps, caps, options, floors and other interest rate derivative contracts, to hedge all or a portion of the interest rate risk associated with its borrowings. The principal objective of such arrangements is to minimize the risks and/or costs associated with the Company's operating and financial structure as well as to hedge specific anticipated transactions. The Company does not intend to utilize derivatives for speculative or other purposes other than interest rate risk management. The use of derivative financial instruments carries certain risks, including the risk that the counterparties to these contractual arrangements are not able to perform under the agreements. To mitigate this risk, the Company only enters into derivative financial instruments with counterparties with high credit ratings and with major financial institutions with which the Company and its affiliates may also have other financial relationships. The Company does not anticipate that any of the counterparties will fail to meet their obligations.

AMERICAN REALTY CAPITAL TRUST IV, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2013

(Unaudited)

The table below presents the fair value of the Company's derivative financial instruments as well as their classification on the consolidated balance sheet as of September 30, 2013. There were no derivative instruments as of December 31, 2012:

(In thousands)	Balance Sheet Location	September 30, 2013
Derivatives designated as hedging instruments:
Interest Rate Swaps	Derivatives, at fair value	$28
Derivatives not designated as hedging instruments:
Interest Rate Cap	Derivatives, at fair value	$—

Cash Flow Hedges of Interest Rate Risk

The Company's objectives in using interest rate derivatives are to add stability to interest expense and to manage its exposure to interest rate movements. To accomplish this objective, the Company primarily uses interest rate swaps and collars as part of its interest rate risk management strategy. Interest rate swaps designated as cash flow hedges involve the receipt of variable-rate amounts from a counterparty in exchange for the Company making fixed-rate payments over the life of the agreements without exchange of the underlying notional amount. Interest rate collars designated as cash flow hedges involve the receipt of variable-rate amounts if interest rates rise above the cap strike rate on the contract and payments of variable-rate amounts if interest rates fall below the floor strike rate on the contract.

The effective portion of changes in the fair value of derivatives designated and that qualify as cash flow hedges is recorded in accumulated other comprehensive income and is subsequently reclassified into earnings in the period that the hedged forecasted transaction affects earnings. During 2013, such derivatives were used to hedge the variable cash flows associated with variable-rate debt. The ineffective portion of the change in fair value of the derivatives is recognized directly in earnings.

Amounts reported in accumulated other comprehensive income related to derivatives will be reclassified to interest expense as interest payments are made on the Company's variable-rate debt. During the next 12 months, the Company estimates that an additional $15,000 will be reclassified from other comprehensive income as an increase to interest expense.

As of September 30, 2013, the Company had the following outstanding interest rate derivatives that were designated as cash flow hedges of interest rate risk. There were no derivative instruments as of December 31, 2012:

Interest Rate Derivative	Number of Instruments	Notional Amount
		(In thousands)
Interest Rate Swaps	2	$2,124

The table below details the location in the consolidated financial statements of the gain or loss recognized on interest rate derivatives designated as cash flow hedges for the three and nine months ended September 30, 2013. The Company had no active derivatives during the three months ended September 30, 2012 or the period from February 14, 2012 (date of inception) to September 30, 2012:

(In thousands)	Three Months Ended September 30, 2013	Nine Months Ended September 30, 2013
Amount of gain (loss) recognized in accumulated other comprehensive loss from interest rate derivatives (effective portion)	$(17)	$20
Amount of gain (loss) reclassified from accumulated other comprehensive loss into income as interest expense (effective portion)	$(4)	$(8)

AMERICAN REALTY CAPITAL TRUST IV, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2013

(Unaudited)

Derivatives Not Designated as Hedging Instruments

Derivatives not designated as hedges are not speculative. These derivatives are used to manage the Company’s exposure to interest rate movements and other identified risks but do not meet the strict hedge accounting requirements to be classified as hedging instruments. As of September 30, 2013, the Company had the following outstanding derivative that was not designated as a hedge in a qualifying hedging relationship. There were no derivative instruments as of December 31, 2012:

Interest Rate Derivative	Number of Instruments	Notional Amount
		(In thousands)
Interest Rate Cap	1	$300,000

The table below details the amount and location in the financial statements of the gain or loss recognized on the derivative not designated as a hedging instrument for the three and nine months ended September 30, 2013. The Company had no active derivatives during the three months ended September 30, 2012 or the period from February 14, 2012 (date of inception) to September 30, 2012:

	Three Months Ended September 30, 2013	Nine Months Ended September 30, 2013
	(In thousands)	(In thousands)
Location of Gain or (Loss) Recognized in Income on Derivative:
Other income, net	$(9)	$(9)

Offsetting Derivatives

The table below presents a gross presentation, the effects of offsetting, and a net presentation of the Company's derivatives as of September 30, 2013. There were no derivative instruments as of December 31, 2012. The net amounts of derivative assets or liabilities can be reconciled to the tabular disclosure of fair value. The tabular disclosure of fair value provides the location that derivative assets and liabilities are presented on the accompanying balance sheets.

				Gross Amounts Not Offset on the Balance Sheet
(In thousands)	Gross Amounts of Recognized Assets	Gross Amounts Offset on the Balance Sheet	Net Amounts of Assets presented on the Balance Sheet	Financial Instruments	Cash Collateral Received (Posted)	Net Amount
September 30, 2013	$28	$—	$28	$—	$—	$28

Credit-risk-related Contingent Features

The Company has agreements with each of its derivative counterparties that contain a provision where if the Company either defaults or is capable of being declared in default on any of its indebtedness, then the Company could also be declared in default on its derivative obligations.

As of September 30, 2013, the Company had no active derivatives in a liability position and has not posted any collateral related to these agreements or was in breach of any agreement provisions.

AMERICAN REALTY CAPITAL TRUST IV, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2013

(Unaudited)

Note 10 — Accumulated Other Comprehensive Income

The following table details reclassification adjustments out of accumulated other comprehensive income ("AOCI") and the corresponding effect on net income for the nine months ended September 30, 2013:

AOCI Component	Amount Reclassified from AOCI During the Nine Months Ended September 30, 2013	Affected Line Items in the Consolidated Statements of Operations and Comprehensive Loss
Unrealized loss on investment securities, net	$(2,246)	Loss on sale of investment securities
Designated derivatives, fair value adjustment	(8)	Interest expense

Note 11 — Common Stock

As of September 30, 2013, the Company had 71.1 million shares of common stock outstanding, including unvested restricted shares and shares issued pursuant to the DRIP, and had received total proceeds of $1.8 billion, including proceeds from shares issued pursuant to the DRIP.

On September 10, 2012, the Company's board of directors authorized and the Company declared, a distribution, which is calculated based on stockholders of record each day during the applicable period at a rate of $0.004520548 per day, based on a price of $25.00 per share of common stock. The Company's distributions are payable by the 5th day following each month end to stockholders of record at the close of business each day during the prior month. The first distribution payment was made on November 1, 2012, relating to the period from October 13, 2012 (15 days after the date of the first property acquisition) through October 31, 2012. Distributions payments are dependent on the availability of funds. The board of directors may reduce the amount of distributions paid or suspend distribution payments at any time and therefore distributions payments are not assured.

The following table summarizes the number of shares repurchased under the Company's Share Repurchase Program cumulatively through September 30, 2013:

	Number of Requests	Number of Shares	Average Price per Share
Cumulative repurchases as of December 31, 2012	2	3,160	$25.00
Nine months ended September 30, 2013 (1)	11	9,549	$24.98
Cumulative repurchase requests as of September 30, 2013	13	12,709	$24.98

_____________________

(1)	Includes six unfulfilled repurchase requests for 2,472 shares at a weighted-average repurchase price per share of $25.00, which were approved for repurchase as of September 30, 2013 and were completed in the fourth quarter of 2013. This liability is included in accounts payable and accrued expenses on the Company's consolidated balance sheet.

AMERICAN REALTY CAPITAL TRUST IV, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2013

(Unaudited)

Note 12 — Commitments and Contingencies

Contractual Lease Obligations

The following table reflects the minimum base rental cash payments due from the Company over the next five years and thereafter for ground lease arrangements:

(In thousands)	Future Minimum Base Rent Payments
October 1, 2013 to December 31, 2013	$382
2014	1,536
2015	1,550
2016	1,556
2017	1,576
Thereafter	55,959
$62,559

Litigation

In the ordinary course of business, the Company may become subject to litigation or claims. There are no material legal proceedings pending or known to be contemplated against the Company or its properties.

Environmental Matters

In connection with the ownership and operation of real estate, the Company may potentially be liable for costs and damages related to environmental matters. The Company has not been notified by any governmental authority of any non-compliance, liability or other claim, and is not aware of any other environmental condition that it believes will have a material adverse effect on the results of operations.

AMERICAN REALTY CAPITAL TRUST IV, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2013

(Unaudited)

Note 13 — Related Party Transactions and Arrangements

As of September 30, 2013 and December 31, 2012, the Special Limited Partner, an entity wholly owned by the Sponsor, owned 8,888 shares of the Company's outstanding common stock. As of September 30, 2013 and December 31, 2012, the Sponsor owned 88 OP Units.

Fees Paid in Connection with the IPO

The Dealer Manager received fees and compensation in connection with the sale of the Company's common stock in the IPO. The Dealer Manager received selling commissions of up to 7.0% of the gross offering proceeds before reallowance of commissions earned by participating broker-dealers. In addition, the Dealer Manager received up to 3.0% of the gross proceeds from the sale of common stock, before reallowance to participating broker-dealers, as a dealer-manager fee. The Dealer Manager may reallow its dealer-manager fee to such participating broker-dealers, based on such factors as the volume of shares sold by respective participating broker-dealers and marketing support incurred as compared to those of other participating broker-dealers. The following table details total selling commissions and dealer manager fees incurred during the three and nine months ended September 30, 2013, the three months ended September 30, 2012 and the period from February 14, 2012 (date of inception) to September 30, 2012 and payable to the Dealer Manager as of September 30, 2013 and December 31, 2012:

	Three Months Ended September 30,			Nine Months Ended September 30, 2013	Period from February 14, 2012 (date of inception) to September 30, 2012	Payable as of
(In thousands)	2013		2012			September 30, 2013	December 31, 2012
Total commissions and fees from the Dealer Manager	$(13)	(1)	$631	$147,293	$631	$—	$455

_________________________________

(1)	During the three months ended September 30, 2013, the Company received reimbursement of selling commissions and dealer manager fees as a result of share purchase cancellations related to common stock sales prior to the close of the IPO.

The Advisor and its affiliates received compensation and reimbursement for services relating to the IPO. Effective March 1, 2013, the Company utilized transfer agent services provided by an affiliate of the Dealer Manager. All offering costs incurred by the Company, or its affiliated entities, on behalf of the Company were charged to additional paid-in capital on the accompanying consolidated balance sheets during the IPO. The following table details offering costs and reimbursements incurred during the three and nine months ended September 30, 2013, the three months ended September 30, 2012 and the period from February 14, 2012 (date of inception) to September 30, 2012 and payable to the Advisor and Dealer Manager as of September 30, 2013 and December 31, 2012:

	Three Months Ended September 30,			Nine Months Ended September 30, 2013	Period from February 14, 2012 (date of inception) to September 30, 2012	Payable as of
(In thousands)	2013		2012			September 30, 2013	December 31, 2012
Fees and expense reimbursements from the Advisor and Dealer Manager	$(8)	(1)	$358	$11,588	$358	$—	$88

_________________________________

(1)	During the three months ended September 30, 2013, the Company received reimbursement of fees as a result of share purchase cancellations related to common stock sales prior to the close of the IPO.

The Company was responsible for offering and related costs from the IPO, excluding selling commissions and dealer manager fees, up to a maximum of 1.5% of gross proceeds received from the IPO, measured at the end of the IPO. Offering costs in excess of the 1.5% cap as of the end of the IPO were to be the Advisor's responsibility. As of the end of the IPO, offering and related costs, excluding selling commissions and dealer manager fees, were less than the 1.5% of gross proceeds received from the IPO. In aggregate, offering costs including selling commissions and dealer manager fees are the Company's responsibility up to a maximum of 11.5% of the gross proceeds received from the IPO as determined at the end of the IPO. As of the end of the IPO in April 2013, offering costs were less than 11.5% of the gross proceeds received in the IPO.

AMERICAN REALTY CAPITAL TRUST IV, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2013

(Unaudited)

Fees Paid in Connection With the Operations of the Company

The Advisor receives an acquisition fee of 1.0% of the contract purchase price of each acquired property and 1.0% of the amount advanced for any loan or other investment and is reimbursed for acquisition costs incurred in the process of acquiring properties, which is expected to be approximately 0.6% of the contract purchase price. In no event will the total of all acquisition fees and acquisition expenses (including any financing coordination fees) payable with respect to a particular investment exceed 4.5% of the contract purchase price or 4.5% of the amount advanced for a loan or other investment. Once the proceeds from the IPO have been fully invested, the aggregate amount of acquisition fees and financing coordination fees shall not exceed 1.5% of the contract purchase price and the amount advanced for a loan or other investment, as applicable, for all the assets acquired.

If the Advisor provides services in connection with the origination or refinancing of any debt that the Company obtains and uses to acquire properties or to make other permitted investments, or that is assumed, directly or indirectly, in connection with the acquisition of properties, the Company will pay the Advisor a financing coordination fee equal to 0.75% of the amount available and/or outstanding under such financing, subject to certain limitations. This financing coordination fee is capitalized to deferred costs, net on the consolidated balance sheets.

In connection with providing strategic advisory services related to certain portfolio acquisitions, the Company has entered into arrangements in which the investment banking division of the Dealer Manager receives a transaction fee of 0.25% of the Transaction Value for such portfolio acquisition transactions. Pursuant to such arrangements to date, the Transaction Value has been defined as: (i) the value of the consideration paid or to be paid for all the equity securities or assets in connection with the sale transaction or acquisition transaction (including consideration payable with respect to convertible or exchangeable securities and option, warrants or other exercisable securities and including dividends or distributions and equity security repurchases made in anticipation of or in connection with the sale transaction or acquisition transaction), or the implied value for all the equity securities or assets of the Company or acquisition target, as applicable, if a partial sale or purchase is undertaken, plus (ii) the aggregate value of any debt, capital lease and preferred equity security obligations (whether consolidated, off-balance sheet or otherwise) of the Company or acquisition target, as applicable, outstanding at the closing of the sale transaction or acquisition transaction), plus (iii) the amount of any fees, expenses and promote paid by the buyer(s) on behalf of the Company or the acquisition target, as applicable. Should the Dealer Manager provide strategic advisory services related to additional portfolio acquisition transactions, the Company will enter into new arrangements with the Dealer Manager on such terms as may be agreed upon between the two parties.

In connection with the asset management services provided by the Advisor, the Company issues and expects to issue (subject to periodic approval by the board of directors) to the Advisor performance-based restricted partnership units of the OP designated as "Class B Units," which are intended to be profits interests and will vest, and no longer be subject to forfeiture, at such time as: (x) the value of the OP's assets plus all distributions made equals or exceeds the total amount of capital contributed by investors plus a 6.0% cumulative, pre-tax, non-compounded annual return thereon (the "economic hurdle"); (y) any one of the following occurs: (1) the termination of the advisory agreement by an affirmative vote of a majority of the Company's independent directors without cause; (2) a listing; or (3) another liquidity event; and (z) the Advisor is still providing advisory services to the Company (the "performance condition"). Such Class B Units will be forfeited immediately if: (a) the advisory agreement is terminated other than by an affirmative vote of a majority of the Company's independent directors without cause; or (b) the advisory agreement is terminated by an affirmative vote of a majority of the Company's independent directors without cause before the economic hurdle has been met.

AMERICAN REALTY CAPITAL TRUST IV, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2013

(Unaudited)

The calculation of the asset management fees has also been revised to pay a fee equal to: (i) 0.1875% of the cost of the Company's assets (or the lower of the cost of the Company's assets and the applicable quarterly NAV multiplied by 0.1875%, once the Company begins calculating the NAV); divided by (ii) the value of one share of common stock as of the last day of such calendar quarter (or NAV per share, once the Company begins calculating the NAV). When and if approved by the board of directors, the Class B Units are expected to be issued to the Advisor quarterly in arrears pursuant to the terms of the OP agreement. As of September 30, 2013, the Company cannot determine the probability of achieving the performance condition. The value of issued Class B Units will be determined and expensed when the Company deems the achievement of the performance condition to be probable. The Advisor will receive distributions on unvested Class B Units equal to the distribution rate received on the Company's common stock. Such distributions on issued Class B Units are included in general and administrative expense in the consolidated statements of operations and comprehensive loss until the performance condition is considered probable to occur. During the three and nine months ended September 30, 2013, the board of directors approved the issuance of 96,222 and 121,672 Class B Units, respectively, to the Advisor in connection with this arrangement.

Effective March 1, 2013, the Company entered into an agreement with the investment banking division of Dealer Manager to provide strategic advisory services and investment banking services required in the ordinary course of the Company's business, such as performing financial analysis, evaluating publicly traded comparable companies and assisting in developing a portfolio composition strategy, a capitalization structure to optimize future liquidity options and structuring operations. Strategic advisory fees were amortized over the term of the IPO and included in acquisition and transaction related expense on the consolidated statements of operations and comprehensive loss. The Dealer Manager and its affiliates also provide transfer agent services, as well as transaction management and other professional services. Those fees are included in general and administrative expenses on the consolidated statement of operations and comprehensive loss during the period the service was provided.

The following table details amounts incurred and forgiven during the three and nine months ended September 30, 2013, the three months ended September 30, 2012 and the period from February 14, 2012 (date of inception) to September 30, 2012 and amounts contractually due as of September 30, 2013 and December 31, 2012 in connection with the operations related services described above:

	Three Months Ended September 30, 2013		Three Months Ended September 30, 2012		Nine Months Ended September 30, 2013		Period from February 14, 2012 (date of inception) to September 30, 2012		Payable (Receivable) as of
(In thousands)	Incurred	Forgiven	Incurred	Forgiven	Incurred	Forgiven	Incurred	Forgiven	September 30, 2013	December 31, 2012
One-time fees and reimbursements:
Acquisition fees and related cost reimbursements, net (1)	$6,480	$—	$22	$—	$20,227	$—	$22	$—	$(4,105)	$12
Financing coordination fees	—	—	—	—	5,641	—	—	—	—	—
Other expense reimbursements	—	—	—	—	15	—	—	—	—	—
Transaction fees	3,455	—	—	—	3,455	—	—	—	3,455	—
Ongoing fees:
Asset management fees (2)	—	—	—	—	—	—	—	—	—	—
Property management and leasing fees	—	—	—	—	—	—	—	—	—	—
Transfer agent and other professional fees	579	—	—	—	1,037	—	—	—	414	—
Strategic advisory fees	—	—	—	—	920	—	—	—	—	—
Distributions on Class B Units	51	—	—	—	60	—	—	—	—	—
Total related party operation fees and reimbursements	$10,565	$—	$22	$—	$31,355	$—	$22	$—	$(236)	$12

_________________________________

(1)	During the nine months ended September 30, 2013, the Advisor elected to reimburse the Company $4.7 million for insourced acquisition expenses and legal reimbursements incurred. The receivable due from the Advisor of $4.1 million is in included in prepaid and other assets on the consolidated balance sheet and was paid in November 2013.

(2)	In connection with the asset management services provided by the Advisor, the Company issues and expects to issue (subject to approval by the board of directors) to the Advisor restricted performance-based Class B Units for asset management services, which will be forfeited immediately if certain conditions occur.

AMERICAN REALTY CAPITAL TRUST IV, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2013

(Unaudited)

The Company will reimburse the Advisor's costs of providing administrative services, subject to the limitation that it will not reimburse the Advisor for any amount by which its operating expenses (including the asset management fee) at the end of the four preceding fiscal quarters exceeds the greater of (a) 2.0% of average invested assets, or (b) 25.0% of net income other than any additions to reserves for depreciation, bad debt or other similar non-cash reserves and excluding any gain from the sale of assets for that period. Additionally, the Company will not reimburse the Advisor for personnel costs in connection with services for which the Advisor receives acquisition fees or real estate commissions. No reimbursement was incurred from the Advisor for providing administration services during the three and nine months ended September 30, 2013 or during the three months ended September 30, 2012 and the period from February 14, 2012 (date of inception) to September 30, 2012.

In order to improve operating cash flows and the ability to pay distributions from operating cash flows, the Advisor may elect to waive certain fees, including asset management fees. Because the Advisor may waive certain fees, cash flow from operations that would have been paid to the Advisor may be available to pay distributions to stockholders. The fees that may be forgiven are not deferrals and accordingly, will not be paid to the Advisor. In certain instances, to improve the Company's working capital, the Advisor may elect to absorb a portion of the Company's general and administrative costs. The Advisor absorbed $0.2 million of general and administrative costs during the nine months ended September 30, 2013. No such costs were absorbed by the Advisor during the three months ended September 30, 2013 and 2012 and the period from February 14, 2012 (date of inception) to September 30, 2012. General and administrative expense is presented net of costs absorbed by the Advisor on the accompanying consolidated statements of operations and comprehensive loss.

As the Company's real estate portfolio matures, the Company expects cash flows from operations (reported in accordance with GAAP) to cover a significant portion of distributions and over time to cover the entire distribution. As the cash flows from operations become more significant, the Advisor and/or the Property Manager may discontinue their past practice of forgiving fees and may charge the full fees owed to them in accordance with the Company's agreements with such parties.

Fees Paid in Connection with the Pending Merger

The Company entered into an agreement with an entity under common ownership with the Advisor, RCS Capital, the investment banking and capital markets division of the Dealer Manager, to provide strategic and financial advisory services to assist the Company with its alternatives for a potential liquidity event. The Company has agreed to pay a fee equal to 0.25% of the transaction value upon the consummation of the transaction. No such fees were incurred during the three and nine months ended September 30, 2013 or during the three months ended September 30, 2012 and the period from February 14, 2012 (date of inception) to September 30, 2012.

The Company entered into an agreement with entities under common ownership with the Advisor, ARC Advisory Services, LLC and RCS Advisory Services, LLC, to provide legal support services up to the date that the Company entered into the Merger Agreement. The Company agreed to pay $0.5 million pursuant to this agreement. As of September 30, 2013, the Company has incurred an aggregate of $0.5 million of expenses pursuant to this agreement, which includes amounts for services provided as of that date, and is included in accounts payable and accrued expenses on the accompanying consolidated balance sheet.

The Company entered into an agreement with entities under common ownership with the Advisor, Realty Capital Securities, LLC, RCS Advisory Services, LLC, and American National Stock Transfer, LLC, to provide advisory and information agent services in connection with the proposed merger and the related proxy solicitation seeking approval of such merger by the Company's stockholders. Services commenced during the third quarter of 2013. The Company has agreed to pay $0.8 million pursuant to this agreement. During the three and nine months ended September 30, 2013, $0.5 million of such fees were incurred. No such fees were incurred during the three months ended September 30, 2012 and the period from February 14, 2012 (date of inception) to September 30, 2012.

The Company entered into an agreement with entities under common ownership with the Advisor, ARC Advisory Services, LLC and RCS Advisory Services, LLC, to provide support services including legal, accounting, marketing, human resources and information technology, among other services, until the earlier of the potential merger closing date or one year from the effective date of the agreement of July 1, 2013. The Company has agreed to pay $2.0 million pursuant to this agreement. During the three and nine months ended September 30, 2013, $1.2 million of such fees were incurred. No such fees were incurred during the three months ended September 30, 2012 and the period from February 14, 2012 (date of inception) to September 30, 2012.

AMERICAN REALTY CAPITAL TRUST IV, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2013

(Unaudited)

Fees Paid in Connection with the Liquidation or Listing of the Company's Real Estate Assets

The Company will pay a brokerage commission on the sale of property, not to exceed the lesser of 2.0% of the contract sale price of the property and one-half of the total brokerage commission paid, if a third party broker is also involved; provided, however, that in no event may the real estate commissions paid to the Advisor, its affiliates and unaffiliated third parties exceed the lesser of 4.5% of the contract sales price and a reasonable, customary and competitive real estate commission, in light of the size, type and location of the property, in each case, payable to the Advisor if the Advisor or its affiliates, as determined by a majority of the independent directors, provided a substantial amount of services in connection with the sale. In connection with the pending Merger (as discussed in Note 2 — Pending Merger Agreement), the Advisor and the Company agreed that the Advisor will be entitled to a reduced real estate commission of $8.4 million upon the Merger. No such fees were incurred during the three and nine months ended September 30, 2013 or during the three months ended September 30, 2012 and the period from February 14, 2012 (date of inception) to September 30, 2012.

If the Company is not simultaneously listed on an exchange, the Company intends to pay a subordinated participation in the net sales proceeds of the sale of real estate assets of 15.0% of remaining net sale proceeds after return of capital contributions to investors plus payment to investors of an annual 6.0% cumulative, pre-tax, non-compounded return on the capital contributed by investors. The Company cannot assure that it will provide this 6.0% annual return but the Advisor will not be entitled to the subordinated participation in net sale proceeds unless the Company's investors have received an annual 6.0% cumulative, pre-tax, non-compounded return on their capital contributions plus the 100.0% repayment of capital committed by such investors. In connection with the pending Merger (as discussed in Note 2 — Pending Merger Agreement), the Company's Special Limited Partner will be entitled to subordinated distributions of net sales proceeds in an amount estimated to be approximately $68.3 million, assuming an implied price of ARCP's common stock of $13.50 per share upon the Merger. See Note 2 — Pending Merger Agreement for further discussion. No such fees were incurred during the three and nine months ended September 30, 2013 or during the three months ended September 30, 2012 and the period from February 14, 2012 (date of inception) to September 30, 2012.

The Company may pay the Advisor an annual subordinated performance fee calculated on the basis of the Company's total return to stockholders, payable annually in arrears, such that for any year in which the Company's total return on stockholders' capital exceeds 6.0% per annum, the Advisor will be entitled to 15.0% of the excess total return but not to exceed 10.0% of the aggregate total return for such year (which will take into account distributions and realized appreciation). This fee will be payable only upon the sale of assets, distributions or other event which results in the return on stockholders' capital exceeding 6.0% per annum. No subordinated performance fees were incurred during the three and nine months ended September 30, 2013 or during the three months ended September 30, 2012 and the period from February 14, 2012 (date of inception) to September 30, 2012.

The Company may pay a subordinated incentive listing distribution of 15.0%, payable in the form of a non-interest bearing promissory note, of the amount by which the market value of all issued and outstanding shares of the Company's common stock plus distributions exceeds the aggregate capital contributed by investors plus an amount equal to an annual 6.0% cumulative, pre-tax, non-compounded annual return to investors. The Company cannot assure that it will provide this 6.0% return but the Advisor will not be entitled to the subordinated incentive listing fee unless investors have received an annual 6.0% cumulative, pre-tax non-compounded return on their capital contributions plus the 100.0% repayment of capital committed by such investors. No such fees were incurred during the three and nine months ended September 30, 2013 or during the three months ended September 30, 2012 and the period from February 14, 2012 (date of inception) to September 30, 2012. Neither the Advisor nor any of its affiliates can earn both the subordination participation in the net proceeds and the subordinated listing distribution.

Upon termination or non-renewal of the advisory agreement, the Advisor will receive distributions from the Company payable in the form of a non-interest bearing promissory note. In addition, the Advisor may elect to defer its right to receive a subordinated distribution upon termination until either a listing on a national securities exchange or other liquidity event occurs.

Note 14 — Economic Dependency

Under various agreements, the Company has engaged or will engage the Advisor, its affiliates and entities under common ownership with the Advisor to provide certain services that are essential to the Company, including asset management services, supervision of the management and leasing of properties owned by the Company, asset acquisition and disposition decisions, the sale of shares of the Company's common stock available for issue, transfer agency services, as well as other administrative responsibilities for the Company including accounting services, transaction management services and investor relations.

AMERICAN REALTY CAPITAL TRUST IV, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2013

(Unaudited)

As a result of these relationships, the Company is dependent upon the Advisor and its affiliates. In the event that these companies are unable to provide the Company with the respective services, the Company will be required to find alternative providers of these services.

Note 15 — Share-Based Compensation

Stock Option Plan

On August 16, 2012, the board of directors approved the termination of the Company's stock option plan. Prior to such termination, the Company had authorized and reserved 0.5 million shares of common stock for issuance under the stock option plan. Such shares are no longer reserved.

Restricted Share Plan

The Company has an employee and director incentive restricted share plan (the "RSP"), which provides for the automatic grant of 1,333 restricted shares of common stock to each of the independent directors, without any further action by the Company's board of directors or the stockholders, on the date of initial election to the board of directors and on the date of each annual stockholders' meeting. Restricted stock issued to independent directors will vest over a five-year period following the date of grant in increments of 20.0% per annum. The RSP provides the Company with the ability to grant awards of restricted shares to the Company's directors, officers and employees (if the Company ever has employees), employees of the Advisor and its affiliates, employees of entities that provide services to the Company, directors of the Advisor or of entities that provide services to the Company, certain consultants to the Company and the Advisor and its affiliates or to entities that provide services to the Company. The fair market value of any shares of restricted stock granted under the RSP, together with the total amount of acquisition fees, acquisition expense reimbursements, asset management fees, financing coordination fees, disposition fees and subordinated distributions by the operating partnership payable to the Advisor, shall not exceed (a) 6.0% of all properties' aggregate gross contract purchase price, (b) as determined annually, the greater, in the aggregate, of 2.0% of average invested assets and 25.0% of net income other than any additions to reserves for depreciation, bad debt or other similar non-cash reserves and excluding any gain from the sale of assets for that period, (c) disposition fees, if any, of up to 3.0% of the contract sales price of all properties that the Company sells and (d) 15.0% of remaining net sales proceeds after return of capital contributions plus payment to investors of an annual 6.0% cumulative, pre-tax, non-compounded return on the capital contributed by investors. Additionally, the total number of shares of common stock granted under the RSP shall not exceed 5.0% of the Company's authorized shares of common stock pursuant to the IPO and in any event will not exceed 3.0 million shares (as such number may be adjusted for stock splits, stock dividends, combinations and similar events).

Restricted share awards entitle the recipient to receive shares of common stock from the Company under terms that provide for vesting over a specified period of time or upon attainment of pre-established performance objectives. Such awards would typically be forfeited with respect to the unvested shares upon the termination of the recipient's employment or other relationship with the Company. Restricted shares may not, in general, be sold or otherwise transferred until restrictions are removed and the shares have vested. Holders of restricted shares may receive cash distributions prior to the time that the restrictions on the restricted shares have lapsed. Any distributions payable in shares of common stock shall be subject to the same restrictions as the underlying restricted shares. The following table reflects restricted share award activity for the nine months ended September 30, 2013:

	Number of Shares of Restricted Stock	Weighted-Average Issue Price
Unvested, December 31, 2012	2,667	$22.50
Granted	5,333	22.50
Vested	(533)	22.50
Unvested, September 30, 2013	7,467	$22.50

AMERICAN REALTY CAPITAL TRUST IV, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2013

(Unaudited)

The fair value of the shares is expensed over the vesting period of five years. Compensation expense related to restricted stock was approximately $9,000 and $18,000 for the three and nine months ended September 30, 2013, respectively. Compensation expense related to restricted stock was approximately $2,000 and $4,000 during the three months ended September 30, 2012 and the period from February 14, 2012 (date of inception) to September 30, 2012, respectively.

Other Share-Based Compensation

The Company may issue common stock in lieu of cash to pay fees earned by the Company's directors. There are no restrictions on the shares issued. There were no such shares of common stock issued in lieu of cash during the three and nine months ended September 30, 2013 or during the three months ended September 30, 2012 and the period from February 14, 2012 (date of inception) to September 30, 2012.

Note 16 — Net Loss Per Share

The following is a summary of the basic and diluted net loss per share computation for the three and nine months ended September 30, 2013, the three months ended September 30, 2012 and the period from February 14, 2012 (date of inception) to September 30, 2012:

	Three Months Ended September 30, 2013	Three Months Ended September 30, 2012	Nine Months Ended September 30, 2013	Period from February 14, 2012 (date of inception) to September 30, 2012
Net loss attributable to stockholders (in thousands)	$(23,614)	$(118)	$(47,136)	$(153)
Basic and diluted weighted-average shares outstanding	71,099,644	48,285	56,474,396	27,381
Basic and diluted net loss per share attributable to stockholders	$(0.33)	$(2.44)	$(0.83)	$(5.59)

The following common stock equivalents as of September 30, 2013 and 2012 were excluded from diluted net loss per share computations as their effect would have been antidilutive:

	September 30, 2013	September 30, 2012
Unvested restricted stock	7,467	—
OP Units	1,215,295	88
Class B Units	121,769	—
Total common stock equivalents	1,344,531	88

AMERICAN REALTY CAPITAL TRUST IV, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

September 30, 2013

(Unaudited)

Note 17 — Subsequent Events

The Company has evaluated subsequent events through the filing of this Quarterly Report on Form 10-Q, and determined that there have not been any events that have occurred that would require adjustments to, or disclosures in, the consolidated financial statements, except for the following disclosures:

Acquisitions

The following table presents certain information about the properties that the Company acquired from October 1, 2013 to November 12, 2013:

(Dollar amounts in thousands)	Number of Properties	Base Purchase Price (1)	Rentable Square Feet
Portfolio as of September 30, 2013	1,203	$2,162,882	9,171,413
Acquisitions	21	58,161	415,863
Portfolio as of November 12, 2013	1,224	$2,221,043	9,587,276

_______________________________

(1) Contract purchase price, excluding acquisition related costs.

Senior Secured Credit Facility

In October 2013, the Company entered into agreements that amended the Credit Facility, increasing the maximum principal amount under the revolving credit facility to $500.0 million and the aggregate commitment under the Credit Facility to $800.0 million. In October 2013, the Company also drew an additional $25.0 million on such facility. As of November 12, 2013, the Company had $735.0 million outstanding under the Credit Facility and $65.0 million of unused borrowing capacity under the Credit Facility.

Merger Agreement Amendments

As discussed in Note 13 — Related Party Transactions and Arrangements, the Company, ARCP and the other parties to the Merger Agreement entered into two amendments to the Merger Agreement on October 6, 2013 and October 11, 2013. As a result of the October 6, 2013 amendment, the merger consideration for each share of the Company’s common stock has been altered such that each of the Company’s stockholder will receive per share, (1) $9.00 in cash; (2) 0.5190 of a share of ARCP common stock and (3) 0.5937 of a share of ARCP Series F Preferred Stock. Because the number of shares of ARCP common stock to be issued in connection with the Merger under the Merger Agreement, as amended, is now less than 20% of the number of shares of ARCP common stock outstanding immediately prior to such issuance, a vote of the ARCP stockholders is no longer required under the applicable NASDAQ rules. As a result, the Merger Agreement also has been amended to remove as a condition precedent to the Merger approval by the ARCP stockholders of the issuance of ARCP common stock in the Merger. In addition, the Merger Agreement has been amended to provide, among other things, that in the event the Company’s stockholders do not vote to approve the transaction at the Company’s special meeting, and no competing proposal has been made, ARCP would be required to pay the Company a $5.0 million expense reimbursement and the termination fee payable by the Company to ARCP under certain circumstances has been reduced from $20.0 million to $10.0 million.

As a result of the October 11, 2013 amendment, the merger consideration in connection with the merger of the OP into the ARCP OP was altered to reflect (A) the automatic conversion of each OP Unit, other than OP Units held by the Special Limited Partner and the Advisor, into (i) $9.00 in cash, (ii) 0.5190 of an ARCP OP Unit and (iii) 0.5937 of a partnership unit of ARCP OP designated as Series F Preferred Units, (B) the automatic conversion of each Converted Company Unit (as defined in the Merger Agreement) into 2.3961 ARCP OP Units and (C) the automatic conversion of each Class B Unit (as defined in Note 13 — Related Party Transactions and Arrangements) that was not converted into OP Units immediately prior to the consummation of the merger of the OP into the ARCP OP into 2.3961 of performance-based restricted partnership units of the ARCP OP designated as "Class B Units".